Exhibit 5.2
[Starbucks Letterhead]
September 13, 2019
Starbucks Corporation
2401 Utah Avenue South
Seattle, Washington 98134

Re:	Registration Statement on Form S-3 Filed by Starbucks Corporation
Ladies and Gentlemen:
I am vice president, assistant general counsel and assistant secretary of Starbucks Corporation, a Washington corporation (the “Company”), and have acted in such capacity in connection with the authorization of the possible issuance and sale from time to time, on a delayed basis, by the Company of its debt securities (the “Debt Securities”), in one or more series, as contemplated by the Company’s Registration Statement on Form S-3 to which this opinion is an exhibit (as the same may be amended from time to time, the “Registration Statement”). The Debt Securities are to be issued from time to time pursuant to Rule 415 under the Securities Act of 1933 (the “Securities Act”). In addition, the Debt Securities are to be issued under the Indenture, dated as of September 15, 2016 (as amended, supplemented or otherwise modified from time to time, the “Indenture”), by and between the Company and U.S. Bank National Association, as trustee (the “Trustee”).
In connection with the opinions expressed herein, I have examined such documents, records and matters of law as I have deemed relevant or necessary for purposes of such opinions. Based on the foregoing, and subject to the further limitations, qualifications and assumptions set forth herein, I am of the opinion that:

1.	The Company is a corporation existing and in good standing under the laws of the State of Washington.

2.	The execution and delivery of the Indenture by the Company has been authorized by all necessary corporate action of the Company.

3.	The Debt Securities have been authorized by all necessary corporate action of the Company.

4.
The execution, delivery, performance and compliance with the terms and provisions of the Indenture by the Company will not and does not, as applicable, violate the laws the State of Washington known to me to be generally applicable to transactions of this type (other than state securities or “blue sky” laws as to which I express no opinion in this paragraph) or the terms and provisions of the Company’s Restated Articles of Incorporation (the “ Articles of Incorporation ”) or Amended and Restated Bylaws (the “ Bylaws ”).

Starbucks Corporation
September 13, 2019

The opinions set forth above are subject to the following limitations, qualifications and assumptions:
The opinion expressed herein with respect to the existence and good standing of the Company is based solely on certificates of public officials as to factual matters and legal conclusions set forth therein.
In rendering the foregoing opinions, I have assumed that: (i) the Registration Statement, and any amendments thereto, will have become effective (and will remain effective at the time of issuance of any Debt Securities thereunder); (ii) a prospectus supplement describing each series of Debt Securities offered pursuant to the Registration Statement, to the extent required by applicable law and relevant rules and regulations of the Securities and Exchange Commission (the “Commission”), will be timely filed with the Commission; (iii) the definitive terms of each series of Debt Securities will have been established in accordance with applicable law and the authorizing resolutions adopted by the Company’s Board of Directors (or an authorized committee thereof) and, as applicable, the Articles of Incorporation and Bylaws; (iv) the Company will issue and deliver the Debt Securities in the manner contemplated by the Registration Statement; (v) the resolutions authorizing the Company to issue, offer and sell the Debt Securities will have been adopted by the Company’s Board of Directors (or an authorized committee thereof) and will be in full force and effect at all times at which the Debt Securities are offered or sold by the Company; and (vi) all Debt Securities will be issued in compliance with applicable federal and state securities laws.
I have further assumed that: (i) the Trustee has authorized, executed and delivered the Indenture and that the Indenture is the valid, binding and enforceable obligation of the Trustee; (ii) all terms of the Debt Securities not provided for in the Indenture will have been established in accordance with the provisions of the Indenture and reflected in appropriate documentation approved by me and, if applicable, executed and delivered by the Company and/or the Trustee; and (iii) such Debt Securities will be executed, authenticated, issued and delivered in accordance with the provisions of the Indenture.
As to facts material to the opinion and assumptions expressed herein, I have relied upon oral or written statements and representations of officers and other representatives of the Company and others. The opinions expressed herein are limited to the laws of the State of Washington, as currently in effect, and I express no opinion as to the effect of the laws of any other jurisdiction.
I hereby consent to the filing of this opinion as Exhibit 5.2 to the Registration Statement and to the reference to my name under the caption “Legal Matters” in the prospectus constituting a part of such Registration Statement. In giving such consent, I do not thereby admit that I am included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Sophie Hager Hume